PRICING SUPPLEMENT NO. 48A                                      Rule 424(b)(3)
DATED:  January 27, 2000                                    File No. 333-83049
(To Prospectus dated August 9, 1999 and
Prospectus Supplement dated August 9, 1999)



                                $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $30,000,000    Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date: 2/23/2000   Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date: 2/23/2015         CUSIP#: 073928MR1

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        *                    N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:  8.20%

Interest Payment Dates:  **

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                    Maximum Interest Rate:

[ ]  Commercial Paper Rate              Minimum Interest Rate:

[ ]  Federal Funds Rate                 Interest Reset Date(s):

[ ]  Treasury Rate                      Interest Reset Period:

[ ]  LIBOR Reuters                      Interest Payment Date(s):

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

* Commencing February 23, 2002 and on the 23rd of each month thereafter, the Notes may be called in whole at par at the option of the Company on eight days calendar notice.

** Commencing March 23, 2000 and on the 23rd of each month thereafter until Maturity or until the Notes are called.